SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

 X Filed by the Registrant

___Filed by a Party other than the Registrant

Check the appropriate box:

___Preliminary Proxy Statement

 X Definitive Proxy Statement

___Definitive Additional Materials

___Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                 IMMUCOR, INC. (Commission File No. 0-14820)
                (Name of Registrant as Specified in Charter)

                          Richard J. Still,
                              Secretary
                           (770)441-2051
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

___$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

___$500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).

___Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies;

(2)  Aggregate number of securities to which transaction applies;

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (note 1);

(4)  Proposed maximum aggregate value of transaction;

Note 1 - Set forth the amount on which the filing fee is calculated and state how it was determined.

 X Fee paid previously with preliminary materials.

___Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

(1)  Amount previously paid;

(2)  Form, Schedule or Registration Statement No.;

(3)  Filing Party;

(4)  Date Filed.






                          IMMUCOR, INC.
                       3130 Gateway Drive
                          P.O. Box 5625
                 Norcross, Georgia  30091-5625

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 7, 1995.


	Notice hereby is given that the 1995 Annual Meeting of Shareholders (the "Meeting") of Immucor, Inc. will be held on Thursday, December 7, 1995, at
4:00 p.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd. N, Norcross, Georgia 30071 for the following purposes:

	1.	To elect eight members to the Board of Directors;

	2.	To amend the Company's Articles of Incorporation to increase the number
      of authorized	shares of Common Stock from 15,000,000 to 30,000,000; and

	3.	To transact such other business as properly may come before the Meeting or
       any	adjournment thereof.

	Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice.  Only shareholders of record at the close of business on October 27, 1995, will be entitled to receive notice of and to vote at the Meeting or at any adjournment thereof.

	A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the Meeting, you may, if you wish, revoke your Proxy and vote in person.

                                       	By Order of the Board of Directors,



                                       	RICHARD J. STILL
                                        Secretary

Date:  November 3, 1995


PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND THE MEETING AND VOTE IN PERSON.





                          IMMUCOR, INC.
                       3130 Gateway Drive
                          P.O. Box 5625
                     Norcross, GA 30091-5625

                         PROXY STATEMENT

     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 7, 1995.


	This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Immucor, Inc. ("Immucor" or the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Thursday, December 7, 1995, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of the Meeting. The Annual Meeting will be held at 4:00 p.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd. N, Norcross, Georgia 30071. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to shareholders on or about November 3, 1995. A copy of the Company's 1995 Annual Report is being mailed to the Company's shareholders along with this Proxy Statement.

	The record date for shareholders entitled to vote at the Meeting was Friday,
October 27, 1995.  On that date, the Company had outstanding and eligible to be voted 7,897,480 shares of Common Stock, $.10 par value ("Common Stock"), with each share entitled to one vote.  There are no cumulative voting rights.  The presence, in person or by proxy, of a majority of the shares of
Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

	Any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed Proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. If a Proxy is properly completed and returned by the shareholder in time to be voted at the Annual Meeting and is not revoked prior to the vote, it will be voted at the Meeting in the manner specified therein. If the Proxy is returned but no choice is specified therein, it will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION OF DIRECTORS," (or any substitute nominee designated by the Board), and "FOR" the Amendment to the Articles of Incorporation.

                       ELECTION OF DIRECTORS

	The number of directors has been set by the Board of Directors at eight. The Board of Directors has nominated the eight persons listed below to serve as directors until the next annual meeting after they are elected or until their earlier death, resignation or removal from office. All of the nominees are currently directors of the Company, except for Mr. Papesh. Messrs.
Gallup, Eatz, Still, De Chirico and Wilms are also the executive officers of the Company. All executive officers serve at the pleasure of the Board of Directors.

Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. A "plurality" means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Because directors are elected by a plurality of the votes cast, shares which are withheld from voting will not be counted and will have no legal effect.

	In the event that any person nominated for director by the Board of Directors withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person, if any, as may be designated by the Board of
Directors as a substitute nominee, but in no event will the Proxy be voted for more than eight nominees.  The Board of Directors has no reason to believe that any nominee will not serve if elected.


	The nominees have supplied the Company with the following information concerning their current age and positions with the Company or other principal employment:
                                                                     	Director
 Nominee		          Age	         Principal Occupation			           	    Since

Edward L. Gallup		  56	 Chairman of the Board of Directors, President   	1982
	                        and Chief Executive Officer of the Company
Ralph A. Eatz		     51	 Senior Vice President-Operations of the Company  1982
Richard J. Still		  46	 Senior Vice President-Finance, Treasurer and 	   1982
                      			Secretary of the Company
Daniel T. McKeithan	71  Consultant to health care companies			           1983
Didier L. Lanson		  45	 Vice President, Europe of SyStemix International 1989
Dr. Gioacchino De
  Chirico	          42	 President of Immucor Italia S.r.l.				           1994
Josef Wilms		       58	 President of Immucor GmbH				                    1990
G. Bruce Papesh		   48	 President, Dart, Papesh & Co.				                  -

	Edward L. Gallup has been Chairman of the Board of Directors, President and
Chief Executive Officer of the Company since its founding.  Mr. Gallup has worked in the blood banking business for over 31 years.

	Ralph A. Eatz, who has been working in the blood banking reagent field for over 27 years, has been a director and Vice President - Operations of the Company since its founding, and Senior Vice President - Operations since
December 1988.

	Richard J. Still has been a director of the Company since August 1982, Vice
President - Finance (August 1982 to November 1988) and now Senior Vice
President - Finance (since December 1988), and Secretary and Treasurer since
February 1983.  He has worked in the blood banking reagent business for over
23 years.

	Daniel T. McKeithan has been a director of the Company since February 28, 1983. Since 1986, he has served as a consultant to health care companies.
From April 1979 until March 1986 he was employed by Blood Systems, Inc., a supplier of blood and blood products, as a general manager and as Executive
Vice President of Operations. Mr. McKeithan also has 29 years experience in pharmaceutical and diagnostic products with Johnson and Johnson, Inc., including Vice President - Manufacturing of the Ortho Diagnostic Systems division.

	Didier L. Lanson has been a director of the Company since October 24, 1989.
Since September 1992, he has served as Vice President, Europe, of SyStemix
International, subsidiary of SyStemix, Inc., a publicly traded biotechnology company primarily engaged in the development of cellular processes and cellular products.  He was an Administrator and the President and CEO of
Diagnostics Transfusion ("DT"), a French corporation which manufactures and distributes reagent products, and President and CEO of ESPACE VIE, a French corporation which develops and markets pharmaceutical blood based products and biotech products, from 1987 until December 1991.

	Dr. Gioacchino De Chirico has been President of Immucor Italia S.r.l. since
February 1994.  From 1989 until 1994, he was employed in the United States by Ortho Diagnostic Systems, Inc., a Johnson and Johnson Company, as General
Manager, Immunocytometry, with worldwide responsibility.  From 1979 until
1989, he was with Ortho Diagnostic Systems, Inc., in Italy, where he began as a sales representative and held several management positions, including
Product Manager and European Marketing Manager for Immunology and Infectious
Disease products.  Immucor Italia S.r.l. was acquired by the Company on
September 30, 1991.

	Josef Wilms is the founder and has been President since 1984 of Immucor GmbH, a German distributor of HLA products, DNA probes and the Company's blood bank products. Immucor GmbH was acquired by the Company on September
28, 1990.

	G. Bruce Papesh is the co-founder of Dart, Papesh & Co., a Lansing, Michigan based company that provides investment consulting and other financial services.  He has served as President of Dart, Papesh & Co. Inc., since 1987.
Mr. Papesh has over 25 years of experience in investment services while serving in stock broker, consulting and executive management positions.  He provides investment services to Dart Container Corporation and its affiliates.
Mr. Papesh also serves as a Director and as Secretary of Neogen Corporation, an agricultural, biotechnology company.

 There are no family relationships among any of the directors or executive officers of the Company.

	For information concerning the number of shares of the Company's Common Stock held by each nominee, see "PRINCIPAL HOLDERS OF VOTING SECURITIES" below.

	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES WHOSE NAMES APPEAR ABOVE AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.


               PRINCIPAL HOLDERS OF VOTING SECURITIES

	The following table sets forth as of October 27, 1995, the number of shares of Common Stock of Immucor beneficially owned by each director of the
Company, and by each person known to the Company to own more than 5% of the outstanding shares of Common Stock, and by all of the executive officers and directors of the Company as a group.

Name of Beneficial Owner
(and address for those 	            Shares       Percent
owning more than five percent)	     Owned(1)	   of Class(1)

Edward L. Gallup 	                  188,857(2)	    2.4%

Ralph A. Eatz 	                     277,526(2)	    3.5%

Richard J. Still 	                  129,250(2)	    1.6%

Josef Wilms	                        333,000(3)	    4.1%

Dr. Gioacchino De Chirico	                0		       *

Didier L. Lanson 	                    3,750(4)	     *

Daniel T. McKeithan 	                49,687(5)	     *

G. Bruce Papesh	                        500(6)	     *

Dart Financial Corporation
500 Hogsback Road
Mason, Michigan  48854	             472,675	       6.0%

All directors and executive officers
as a group (eight persons)	         982,070	      11.6%

	* less than 1%.

(1)	Except as otherwise noted herein, percentages are determined on the basis of 7,897,480 shares of Common Stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13-3(d)(1) of the Securities Exchange Act of 1934, as amended. As a result, the percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options held by such beneficial owner that are currently exercisable, or exercisable within 60 days of October 27, 1995, and that no other options have been exercised by anyone else. Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares.

(2)	Includes for each person an option to acquire 89,250 shares at an exercise price of $9.33 (see 1990 Stock Option Plan).

(3)	Includes warrants to purchase 243,750 shares of Common Stock at an exercise price of $7.75, issued in connection with the acquisition of Immucor GmbH. Also includes options to purchase 89,250 shares of Common Stock at an exercise price of $9.33.

(4)	Includes a currently exercisable option to acquire 3,750 shares at $5.40 per share.

(5)	Includes currently exercisable options to acquire 3,750 shares at $3.00 per share, 3,750 shares at $5.40 per share.

(6)	Includes 400 shares over which Mr. Papesh shares investment power in his role as an investment advisor.

          MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors conducts its business through meetings of the Board and through committees established in accordance with the Company's Bylaws. The Board of Directors has established an Audit Committee which has the responsibility of reviewing the Company's financial statements with management and the independent auditors prior to the publication of such statements and determining that all audits and examinations required by law are performed. Messrs. Still, McKeithan and Lanson are members of the Company's Audit Committee. The Board of Directors has also established a Stock Option Committee which has the authority to grant stock options to employees from time to time, and to administer the Company's various stock plans. Messrs. Gallup, Eatz, and Still are members of the Company's Stock Option Committee. The Stock Option Committee may not grant options to any of the Company's Executive Officers without the approval of the Compensation Committee. The Compensation Committee established by the Board is responsible for setting the annual compensation of the Company's five executive officers. Messrs. Eatz, McKeithan and Lanson are members of the Compensation Committee. The Board does not have a standing nominating committee.

	The Board of Directors met five times, the Audit Committee met once, the Compensation Committee met two times and the Stock Option Committee met four times during the fiscal year ended May 31, 1995. Each Director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

Compensation Committee Interlocks and Insider Participation

	The Compensation Committee has responsibility for determining the types and amounts of executive compensation, including setting the number of stock options that can be granted to executive officers as a group.  The Stock
Option Committee determines the number of shares to be granted to individual executive officers.  Ralph A. Eatz has been a director and Vice President -
Operations of the Company since its founding, and Senior Vice President -
Operations since December 1988 and participates in decisions on executive compensation.  Neither Mr. McKeithan nor Mr. Lanson are, nor have they ever been, officers or employees of the Company.  Edward L. Gallup, Ralph A. Eatz, and Richard J. Still are the founders of the Company, have been directors and executive officers of the Company since its inception, and each of them participates in decisions on all stock options granted.


                        EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by the Company's Chief Executive Officer and all of the Company's other executive officers for services rendered in all capacities to the Company for the last three fiscal years.

                      SUMMARY COMPENSATION TABLE

                                                         	Long Term
		                                                       Compensation
                            		  Annual Compensation     			Awards
                                               Other
                                               Annual		 		Securities 	All Other
	Name and				                                 Compensa- 	Underlying  Compensa-
Principal Position 	Year 		Salary 	 Bonus(1)   tion(2)    Options(3)  tion (4)

Edward L. Gallup	   1995 	$170,180	 $10,000	   $28,778			 60,000			   $4,906
Chairman of the     1994	 $165,220	 $	 -	      $26,931			   -			      $4,617
Board, President    1993	 $161,406	 $	 -	      $25,131			   -			      $2,949
and Chief Executive Officer

Ralph A. Eatz	      1995	 $164,780	 $10,000	   $24,586			 60,000			   $4,911
Director and Senior 1994 	$159,820	 $	 -	      $23,215			   -			      $4,619
Vice President -    1993	 $156,056	 $	 -	      $21,848			   -			      $2,931
Operations

Richard J. Still	   1995	 $164,780	 $10,000	   $21,816			 60,000			   $4,808
Director, Senior    1994	 $153,700	 $	 -	      $20,684			   -			      $4,498
Vice President-     1993	 $156,056	 $	 -	      $19,560			   -			      $2,874
Finance, Treasurer and Secretary

Josef Wilms	        1995	$192,714	  $10,000	   $18,709			60,000			      -
President, Immucor  1994	$166,180	  $	 -	      $20,526			  -			         -
GmbH and Director	  1993	$174,377	  $	 -	      $24,069			  -			         -

Dr. Gioacchino De   1995	$163,336	  $10,000	   $11,350			60,000			      -
Chirico(5) President
Immucor Italia, S.r.l. and Director

(1)	Represents for 1995 a bonus which was accrued for the year ended May 31,
1995, and was paid in August 1995.
(2)	Includes the value of life insurance premiums and an allowance for automobile expenditures for each of the above named executive officers as follows: For 1995 - for Mr. Gallup, Eatz, Still, Wilms, and De Chirico,
life insurance premiums of $19,178, $14,986, $12,216, $2,009, and $1,750, respectively, and an allowance for automobile expenditures for Mr. Gallup,
Eatz and Still of $9,600 each, for Mr. Wilms $16,700, and for Dr. De Chirico $9,600. For 1994 - for Mr. Gallup, Eatz, Still and Wilms, life insurance premiums of $17,331, $13,615, $11,084, and $1,782, respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Still of
$9,600 each, and for Mr. Wilms $18,744.  For 1993 - for Mr. Gallup, Eatz,
Still and Wilms, life insurance premiums of $15,531, $12,248, $9,960, and
$1,816, respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz and Still of $9,600 each, and for Mr. Wilms $22,253.
(3)	Represents options granted under the 1995 Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $6.00.  50% of the options are exercisable beginning January 2, 1997, and 25% per year thereafter.
(4)	Represents amounts the Company contributed to the 401(k) retirement plan
on behalf of the named 	executive officers.
(5)	Dr. De Chirico became an executive officer and director of the Company on
December 1, 1994.

Stock Options.

	Options Granted. During the fiscal year ended May 31, 1995, stock options were granted to the Company's directors and executive officers under the 1995 Stock Option Plan. No options were granted during the fiscal years ended
May 31, 1994 and 1993.


The table below sets forth the options granted during the fiscal year ended May 31, 1995, to the executive officers listed in the Summary Compensation Table.

                   OPTION GRANTS IN LAST FISCAL YEAR

                   	Individual Grants				                 Potential Realizable
                 Number of    % of Total                     Value at Assumed
               		Securities    Options	                  Annual Rates of
		               Underlying   Granted to 	Exercise               Stock Price
		               Options      Employees	   or Base   Expira-  Appreciation For
		               Granted      in Fiscal 	   Price	    tion       Option Term
	Name	             (#)	          Yr	      ($/share)   Date      5% 			    10%

Edward L. Gallup	60,000(1)   	  8.9%		     $6.00		   1/1/05 	$226,400 $573,750
Ralph A. Eatz 		 60,000(1)	     8.9%		     $6.00 	   1/1/05 	$226,400 $573,750
Richard J. Still	60,000(1) 	    8.9%		     $6.00 	   1/1/05 	$226,400 $573,750
Dr. Gioacchino De
  Chirico		      60,000(1)	     8.9%		     $6.00 	   1/1/05 	$226,400 $573,750
Josef Wilms			   60,000(1)	     8.9%		     $6.00 	   1/1/05 	$226,400 $573,750

(1)		Each of these options becomes 50% exercisable beginning January 2, 1997,
and 25% per year	thereafter.


	Option Holdings. The table below sets forth information concerning unexercised options held as of the end of the fiscal year by each of the Company's executive officers. No options were exercised by any of the executive officers during the fiscal year ended May 31, 1995.

                  FISCAL YEAR-END OPTION VALUES

                	  Number of Securities	             Value of
                	 Underlying Unexercised	      Unexercised In-the-Money
               	 Options at May 31, 1995     Options at May 31, 1995 (1)
	Name	           Exercisable	Unexercisable	   Exercisable	Unexercisable

Edward L. Gallup	  	118,312	   60,000         	$142,005    	$187,500
Ralph A. Eatz 	     118,312	   60,000	          142,005	     187,500
Richard J. Still 	  104,250	   60,000	           55,875	     187,500
Dr. Gioacchino De
  Chirico             7,500	   82,500	           23,438 	    257,812
Josef Wilms	       	408,000	   60,000	          996,094	     187,500

(1)  	Based on the difference between the exercise price and the closing price for the Common Stock on May 31, 1995, of $9.125 as reported by the Nasdaq
Stock Market.

Employment Contracts, Termination of Employment and Change of Control
  Arrangements

	The Company has in effect employment agreements (the "Agreements") with three of its executive officers: Edward L. Gallup, Ralph A. Eatz and Richard
J. Still (individually, "the Employee") entered into on January 1, 1986.
Each of the Agreements renews for a period of five years from each anniversary date unless sooner terminated. If the Company terminates the employment of the Employee "without cause", the Employee would receive his base annual salary for the remainder of the five year period as renewed in a single lump sum payment upon such termination. "Without cause" is defined in the Agreements to include (i) the sale, exchange, or other disposition, in one transaction, or in a series of related transactions, of 20% of the Company's outstanding shares of capital stock (but not including a purchase and sale of the Company's Common Stock by an underwriter in a public offering), (ii) the sale of substantially all of the Company's assets to a purchaser or a group of associated purchasers, whether in a single transaction or a series of related transactions, (iii) under certain circumstances, the merger or consolidation of the Company, or (iv) the occurrence of any change in control of the Company within the meaning of the federal securities laws. "Without cause" also includes the relocation of the Employee without the Employee's consent.

	Immucor GmbH has in effect an employment agreement with Josef Wilms effective for an indefinite period and subject to termination by either party at the end of each calendar half year upon six months prior notice. A termination by Immucor GmbH requires a decision by the Company as its sole shareholder. Mr. Wilms has agreed to refrain from competition with Immucor GmbH for a period of two years following the termination of the agreement, and Immucor GmbH must pay Mr. Wilms monthly installments of 1/16 of his annual compensation for such forbearance. Immucor GmbH has the right to release Mr. Wilms from his noncompetition obligations, in which case Mr. Wilms would not be paid.

	Certain of the Company's subsidiaries entered into agreements (collectively, the "Agreement") with Dr. Gioacchino De Chirico on December 31, 1993.  The
Agreement renews for a period of five years from each anniversary date unless sooner terminated based upon sales performance of Immucor Italia.  The Company may only terminate the employment agreement "for cause", as defined in the
Agreement.  If the Company terminates the employment of Dr. De Chirico
"without cause", Dr. De Chirico would receive his base annual salary for the remainder of the five year period as renewed upon such termination.  Dr. De
Chirico has agreed to refrain from competition with Immucor Italia, S.r.l.
following the termination of the Agreement for a period of two years if he is terminated without cause, and for a period of four years if he is terminated for cause or if he voluntarily terminates the Agreement.


Compensation Committee Report

Executive Officer Compensation

	Daniel T. McKeithan, Didier L. Lanson and Ralph A. Eatz are the members of the
Compensation Committee of the Company's Board of Directors which was formed on
November 10, 1992.  The Compensation Committee annually determines the salary, incentive bonus, and other compensation to be provided to the Company's five executive officers.  The Committee believes the Board must act on the shareholders' behalf when establishing executive compensation programs, and the Committee has developed a compensation policy which is designed to attract and retain qualified key executive officers critical to the Company's overall long-term success.  As a result the Committee develops a base salary, bonus incentive, and other long-term incentive compensation plan for its executive officers.

	Base Salary. The base salaries for the executive officers are governed by the terms of their employment agreements. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" above. The employment agreements contain the general terms of each officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. In determining whether the base salaries of the executive officers should be increased, the Committee considers numerous factors including the qualifications of the executive officer and the amount of relevant individual experience the executive officer brings to the Company, the financial condition and results of operations of the Company, and the compensation necessary to attract and retain qualified management.

	In December 1992, the Compensation Committee met and awarded a five percent
(5%) increase in the base salaries of the executive officers (for the 1993 calendar year).  In July 1993, the Company announced a temporary salary freeze at current levels for non-executive employees of the Company.  As a result, the Compensation Committee met again in December 1993 and did not increase the executive officers' base salaries.  The temporary salary freeze was lifted in April 1994, and the Compensation Committee awarded four percent
(4%) increases in the base salaries of the executive officers in August 1994 and in August 1995.

	Incentive Bonus. Each year the Compensation Committee recommends to the Board of Directors an incentive cash bonus pool to be paid to the Company's executive officers, as well as all other managers within the Company, based upon the Company's operating results. The amount of the bonus pool varies from year to year at the discretion of the Compensation Committee. In 1995 the amount of the bonus pool available to the Company's executive officers and managers was 2.5% of consolidated operating income (before the bonus expense) and was payable if the Company attained a 9% increase in income from operations, as adjusted, over the previous year. The Company's executive officers could not receive more than 40% of the total bonus pool. Income from operations is adjusted by adding back instrument research and development spending and prior year restructuring and other non-recurring charges. If the 9% goal is exceeded, for each one percent increase in operating income above the goal, the bonus pool will be increased by 0.1%.
In 1995, consolidated operating income, as adjusted, exceeded the prior year by 12.8%. Therefore, the goal was met and exceeded, and a bonus pool of $143,000 was allocated among the Company's executive officers and managers.
No bonuses were paid in 1994 or 1993. The Company anticipates that a bonus pool will be recommended in the future.

	Long-Term Incentives. The Company's stock option program is the Company's primary long term incentive plan for executive officers and other key employees. The Compensation Committee reviews the financial performance of the Company, such as increases in income from operations and earnings per share, in determining whether options should be granted, the number of options to be granted, and the number of options that can be granted to executive officers as a group. The Stock Option Committee then determines the number of shares to be granted to individual executive officers. In this way the long-term compensation of executive officers and other key employees are aligned with the interests of the Company's shareholders. As a result each key individual is provided a significant incentive to effect the Company's performance from the perspective of an owner of the business with an equity stake. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibilities and position within the Company. Stock options are granted at market price and will only increase in value if the Company's stock price increases. In addition, all stock option grants require various periods of minimum employment beyond the date of the grant in order to exercise the option. During 1995, the Company implemented the 1995 Stock Option Plan, a broad based plan, and issued options to executive officers and other key employees. See "Options Granted" above.

Chief Executive Officer Compensation

	No statistical criteria were used to establish the compensation of Mr. Gallup, but rather his base salary, stock options and portion of the bonus pool were subjectively determined taking into account he was one of the founders of the Company, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1983, and has worked in the blood banking business for over 30 years. During 1995, the Stock Option Committee determined to grant each executive officer of the Company an equal number of stock options. In addition, the Compensation Committee subjectively decided to award each executive officer an equal bonus from the bonus pool. The amount of the bonus pool for 1995 was determined as discussed above. The Compensation Committee believes the bonus paid and the options granted to Mr. Gallup will help align his interests with those of the Company and its shareholders. No bonus was earned by, or options granted to, Mr. Gallup in 1993 or 1994.

Section 162(m) of the Internal Revenue Code

 Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company's corporate tax deduction for compensation paid to certain officers of the Company to no more than $1,000,000 per executive per year. Given the current level of compensation paid to the executive officers of the Company, the Company has not needed to address Section 162(m).

     Compensation Committee Members			Stock Option Committee Members
	         Daniel T. McKeithan           					Edward L. Gallup
           Didier L. Lanson					              Ralph A. Eatz
            Ralph A. Eatz              						Richard J. Still


Performance Graph

	The following performance graph compares the cumulative total shareholder return on an investment of $100 in the Common Stock of the Company for the last five fiscal years with the total return of the S & P 500 and a Peer
Group Index for the Company's last five fiscal years. There is only one other public company engaged in the blood bank reagent business that is not a division of a larger publicly-held company. For this reason the Peer
Group Index is Gamma Biologicals, Inc.

          5 YEAR CUMULATIVE TOTAL RETURN SUMMARY*

                         STARTING
                          BASIS
DESCRIPTION               1990      1991     1992     1993     1994      1995

IMMUCOR INC. (%)                  109.74   -40.91   -38.46    -16.67    82.50
IMMUCOR INC. ($)        $100.00  $209.74  $123.94   $76.27    $63.56  $115.99

S & P (%)                          11.79     9.85    11.61      4.26    20.19
S & P ($)               $100.00  $111.79  $122.81  $137.06   $142.90  $171.75

PEER GROUP ONLY (%)                16.67    53.57   -36.06     98.11   -31.89
PEER GROUP ONLY ($)     $100.00  $116.67  $179.17  $114.57   $226.96  $154.58

PEERS & YOUR COMPANY (%)           91.82   -30.19   -37.88     12.95    31.40
PEERS & YOUR COMPANY ($)$100.00  $191.82  $133.91   $83.19    $93.97  $123.47

ASSUMES INITIAL INVESTMTNE OF $100.O0 ON JUNE 1, 1990
*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION


Compensation of Directors

	Members of the Board of Directors, who are not also executive officers of the Company, receive $500.00 per meeting and are reimbursed for all travel expenses to and from meetings of the Board. During the year ended May 31, 1995, the members of the Board of Directors were granted options to purchase the Company's Common Stock under the 1995 Stock Option Plan.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

	Section 16(a) of the Securities Exchange Act of 1934 and regulations of the
Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the
Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by
Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.  During the fiscal year ended
May 31, 1995, the following executive officers and directors inadvertently failed to file on a timely basis Form 4, Statement of Changes in Beneficial
Ownership, to report the grant of options to buy the Company's Common Stock under the 1995 Stock Option Plan: Edward L. Gallup, Richard J. Still, Ralph
A. Eatz, Daniel T. McKeithan, Didier L. Lanson, Dr. Gioacchino De Chirico,
and Josef Wilms.  Form 5, Annual Statement of Changes in Beneficial
Ownership, was filed for each of these individuals to report the grant of options.


            AMENDMENT TO THE ARTICLES OF INCORPORATION

	The Company is currently authorized to issue 15,000,000 shares of common stock, $.10 par value per share, all of which are already either issued or reserved for issuance. As of October 27, 1995, 7,897,480 shares of Common
Stock were issued and outstanding, and 2,458,035 shares were reserved for issuance under the Company's stock option plans (the "Stock Option Plans") and under certain warrants (the "Warrants") issued in connection with previous business acquisitions. The remaining 4,644,485 authorized shares are reserved for issuance under the Company's Shareholders' Rights Plan (the "Rights Plan"), which provides that 7,897,480 additional shares may be issued, if available.

	On September 15, 1995, the Company's Board of Directors determined that it was in the best interest of the Company and its shareholders for the Company to have additional shares of Common Stock available for issuance. It therefore unanimously proposed to the Company's shareholders an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000 (the "Amendment"). The Amendment is designed to provide the Company with 15,000,000 additional shares of Common Stock which would be available for future issuances pursuant to the Rights Plan, stock splits, additional offerings, employee benefit programs, acquisitions and for other proper corporate purposes. Pursuant to the Amendment, the first sentence of Article 5 of the Articles of Incorporation would read:

    The corporation shall have authority, exercisable by its Board of Directors, to issue not more than 30,000,000 shares of common voting stock of $.10 par value per share (the "Common Stock").

If the Amendment is approved by the shareholders, the Board of Directors will be able to approve the issuance of these additional shares when needed without additional shareholder approval, thereby avoiding the expense and delay of a shareholders meeting, unless such approval is otherwise required under applicable law. Except in connection with the Stock Options Plans, the Warrants and the Rights Plan, the Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock. As set forth in the Articles of Incorporation, no holder of Common Stock has any preemptive rights with respect to the Common Stock.

	The issuance of these additional shares could dilute the ownership or voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company's Board of
Directors.  In fact, the mere existence of such a block of authorized but unissued shares, and the Board's ability to issue such shares without shareholder approval, might deter a bidder from seeking to acquire shares of the Company on an unfriendly basis.  While the authorization of additional shares of Common Stock might have such effects, the Board of Directors does not intend or view the proposed increase in authorized Common Stock as an antitakeover measure, nor is the Company aware of any proposed transactions of this type.

	The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the Amendment.  Therefore, abstentions and broker nonvotes will have the same effect as votes against the adoption of the Amendment.  If adopted, the Amendment will take effect upon the filing of Articles of Amendment with the Secretary of State of Georgia.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ABOVE DESCRIBED AMENDMENT TO THE ARTICLES OF INCORPORATION.

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

	Deloitte & Touche LLP, Atlanta, Georgia, acted as the Company's independent certified public accountants for the fiscal year ended May 31, 1995.

	Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

	The Company has not yet selected anyone to act as the Company's independent certified public accountants for its fiscal year ending May 31, 1996.  The
Board makes such a selection annually at an Audit Committee meeting at the end of the calendar year.


                      MISCELLANEOUS

	The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone, telegraph or otherwise.

	The Company will furnish without charge a copy of its Annual Report on Form
10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 1995, including financial statements and schedules thereto, to any record or beneficial owner of its Common Stock as of October 27, 1995, who requests a copy of such report.  Any request for the Form 10-K should be in writing addressed to:  Richard J. Still, Senior Vice President - Finance,
Secretary and Treasurer, Immucor, Inc., 3130 Gateway Drive, PO Box 5625,
Norcross, GA 30091-5625.  If the person requesting the Form 10-K was not a shareholder of record on October 27, 1995, the request must include a representation that such person was a beneficial owner of Common Stock of the
Company on that date.  A copy of any exhibits to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibits.

                          SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be presented at the Company's 1996 annual meeting must be received by the Company no later than July 6, 1996, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

            OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

	The Board of Directors knows of no matters other than those stated above which are to be brought before the Meeting. However, if any other matter should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment on such matter.

                                    	By Order of the Board of Directors



                                    	RICHARD J. STILL
                                     Secretary

November 3, 1995









IMMUCOR, INC. PROXY CARD

This proxy is solicited by the Directors of Immucor, Inc. for the Annual Meeting of Shareholders to be held on Thursday, December 7, 1995.

The undersigned hereby appoints Edward L. Gallup and Richard J. Still, or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Immucor, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, December 7, 1995, and at all adjournments thereof, on the following matters, in the following manner:

1.	Election of Directors

____FOR all nominees listed below              ____WITHHOLD AUTHORITY
(except as marked to the contrary below)       as to all nominees listed below

	Edward L. Gallup, Ralph A. Eatz, Richard J. Still, Daniel T. McKeithan, Didier L. Lanson, Dr. Gioacchino De Chirico, Josef Wilms, G. Bruce Papesh

(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. Amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.10 per share, from 15,000,000 to 30,000,000.


____FOR                      ____AGAINST                   ____ABSTAIN


3. 	In accordance with their judgment upon such other matters as may properly come before the Meeting.





IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES AND "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION.




                                       __________________________________
                                      	Signature of Shareholder



                                       __________________________________
                                      	Signature of Shareholder



                                       Dated:_____________________, 1995
	                                            BE SURE TO DATE THIS PROXY

Important: Please sign this Proxy exactly as your name or names appear hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.